Exhibit 10.48
JOINDER AND FIRST AMENDMENT TO
MASTER LEASE AGREEMENT
(LEASE NO. 5)
THIS JOINDER AND FIRST AMENDMENT TO MASTER LEASE AGREEMENT (this “Amendment”) is made and entered into as of December 8, 2016, by and between SNH/LTA PROPERTIES TRUST, a Maryland real estate investment trust (“SNH Trust”), and SNH/LTA PROPERTIES GA LLC, a Maryland limited liability company (“SNH LLC”), as landlord (collectively, “Landlord”), and FIVE STAR QUALITY CARE TRUST, a Maryland statutory trust, as tenant (“Tenant”).
W I T N E S S E T H:
WHEREAS, pursuant to the terms of that certain Master Lease Agreement (Lease No. 5), dated as of June 29, 2016 (the “Lease”), SNH Trust leases to Tenant, and Tenant leases from SNH Trust, the Leased Property (this and other capitalized terms used but not otherwise defined herein having the meanings given such terms in the Lease), all as more particularly described in the Lease; and
WHEREAS, simultaneously herewith, SNH LLC is acquiring certain real property and related improvements comprising the assisted living communities known as The Fountains of Shiloh, having an address at 1201 Hartman Lane, Shiloh, Illinois 62221, and The Fountains of Troy, having an address at 39 Dorothy Drive, Troy, Illinois 62294 (collectively, the “Fountains Properties”); and
WHEREAS, SNH LLC wishes to lease the Fountains Properties to Tenant pursuant to the Lease, and Tenant wishes to lease the Fountains Properties from SNH LLC pursuant to the Lease;
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that, from and after the date hereof, the Lease is hereby amended as follows:
1.    Joinder. SNH LLC joins into the Lease as if SNH LLC had originally executed and delivered the Lease as Landlord thereunder.
2.    Commencement Date. All references in the Lease to the term “Commencement Date” shall mean, with respect to the Fountains Properties, the date of this Amendment.
3.    Landlord. All references in the Lease to the term “Landlord” shall mean and refer to SNH Trust and SNH LLC, collectively, and shall also include their respective successors and assigns.

{B2089622; 1}

4.    Definition of Minimum Rent. The definition of the term “Minimum Rent” set forth in Section 1.66 of the Lease is hereby deleted in its entirety and replaced with the following:
“Minimum Rent” shall mean the sum of Nine Million Eight Hundred Twenty-One Thousand Two Hundred Fifty Dollars ($9,821,250.00) per annum.
6.    Leased Property. Section 2.1(a) of the Lease is hereby amended by deleting the reference to “Exhibits A-1 through A-7” in the second line thereof and replacing it with a reference to “Exhibits A-1 through A-9”.
7.    Exhibit A. Exhibit A to the Lease is hereby amended by adding Exhibit A-8 and Exhibit A-9 attached hereto immediately following Exhibit A-7 to the Lease.
8.    Ratification. As amended hereby, the Lease is hereby ratified and confirmed and all other terms remain in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Amendment as a sealed instrument as of the date above first written.

LANDLORD:

SNH/LTA PROPERTIES TRUST

By:	/s/ David J. Hegarty
David J. Hegarty
President

SNH/LTA PROPERTIES GA LLC

By:	/s/ David J. Hegarty
David J. Hegarty
President

TENANT:

FIVE STAR QUALITY CARE TRUST

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
President

Fountains of Shiloh
1201 Hartman Lane
Shiloh, Illinois 62221

EXHIBIT A-8

LEGAL DESCRIPTION

(See attached copy.)

PARCEL 1:
A tract of land being part of the Northwest Quarter of Section 1, Township 1 North, Range 8 West of the 3rd Principal
Meridian, St. Clair County, Illinois and more particularly described as follows:
Commencing at the Northwest corner of said Section 1; thence South 00 degrees 30 minutes 06 seconds West, along the West line of said Section 1, a distance of 1246.4 feet, more or less; thence South 89 degrees 29 minutes 54 seconds East, perpendicular to the last described course a distance of 53.28 feet to the intersection of the Easterly Right of Way line of
County Highway 16 (also known as Hartman Lane) and the Northerly line of a tract of land described in the St. Clair County Recorder’s Office in Deed Book 3139 on page 330 and the point of beginning of the tract herein being described; thence North 03 degrees 46 minutes 20 seconds East, along said Easterly Right of Way line, a distance of 30.19 feet; thence North 00 degrees 30 minutes 06 seconds East, along said Easterly Right-of-Way line, a distance of 94.86 feet; thence South 89 degrees 29 minutes 54 seconds East, a distance of 554.48 feet; thence South 00 degrees 30 minutes 06 seconds West, a distance of 490.12 feet;
thence North 78 degrees 50 minutes 37 seconds West, a distance of 375.96 feet; thence North 77 degrees 34 minutes 39 seconds West, a distance of 199.30 feet to the Easterly Right-of-Way line of County Highway 16 (also known as Hartman Lane); thence North 00 degrees 30 minutes 06 seconds East, along said Easterly Right of Way line, a distance of 45.74 feet to the Southerly line of said tract recorded in Deed Book 3139; thence South 89 degrees 29 minutes 54 seconds East along the Southerly line of said tract a distance of 196.70 feet to the Southeast corner of said tract; thence North 00 degrees 30 minutes 06 seconds East along the Easterly line of said tract, a distance of 208.70 feet to the Northeast corner of said tract; thence North 89 degrees 29 minutes 54 seconds West, a distance of 188.42 feet to said Easterly Right-of-Way; to the point of beginning.
Excepting any part falling within the right of way of Hartman Lane.
Except the coal, gas and other mineral rights excepted or reserved in prior conveyances.
Situated in St. Clair County, Illinois.
PPN # 08-01-0-100-008
PARCEL 2:
Part of the Northwest Quarter of Section 1 in Township 1 North Range 8 West of the 3rd Principal Meridian, St. Clair
County, Illinois and being more particularly described as follows, to-wit:

Commencing at the Northwest corner of said Section 1, said point being on the centerline of “Hartman Lane” (County Highway 16); running thence Southerly along the centerline “Hartman Lane”‘ a distance of 1,498.29 feet a a point; running thence Easterly at right angles a distance of 33.0 feet to a point on the East Right of Way line of said “Hartman Lane”, said point being the Point of Beginning of the tract herein being described; running thence Southerly at right angles along said
Right of Way line a distance of 370.33 feet to a point; running thence Easterly along a line making a clockwise angle from the last described course of 88 degrees 58 minutes 20 seconds a distance of 445.97 feet to a point; running thence Northerly along a line malting a clockwise angle from the last described course of96 degrees 18 minutes 34 seconds a distance of 271.20 feet to a point; running thence Northwesterly along a line making a clockwise angle from the last described course of 95 degrees 15 minutes 26 seconds a distance of 266.51 feet to a point; running thence Northwesterly along a line malting a clockwise angle from the last described course of 181 degrees 14 minutes 10 seconds a distance of 21.334 feet to the point of beginning.
Excepting any part falling within the right of way of Hartman Lane.
Except the coal, gas and other mineral rights excepted or reserved in prior conveyances.
Situated in St. Clair County, Illinois.
PPN #08-01-0-100-004

Fountains of Troy
39 Dorothy Drive
Troy, Illinois 62294

EXHIBIT A-9

LEGAL DESCRIPTION
Lot 1 in Ottwein Trust No. 1 Subdivision a part of the Northeast Quarter of Section 8, Township 3 North, Range 7 West, of the Third Principal Meridian, according to the plat thereof recorded in Plat Book 63, Page 66, in Madison County, Illinois.

Situated in Madison County, State of Illinois.

PPN: 09-2-22-08-02-202-101